Exhibit 10.8

CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (“Agreement”) is made as of October 30, 2013, by and among DWF III GATEWAY, LLC, a Delaware limited liability company (“Master Landlord”), ACCESIA, INC., a Virginia corporation (“Tenant”) and TOBIRA THERAPEUTICS, INC., a Delaware corporation (“Subtenant”), with reference to the following facts:

A. Master Landlord and Tenant entered into that certain Office Lease, dated November 13, 2012 (the “Master Lease”), pursuant to which Tenant leased certain property containing approximately 7,038 rentable square feet with an address of 701 Gateway Boulevard, Suite 200, South San Francisco, California (the “Leased Premises”).

B. Tenant, as sublessor, and Subtenant, as sublessee, have entered into a sublease, a copy of which is attached hereto as Exhibit A (the “Sublease”), whereby Tenant will sublet the Leased Premises to Subtenant (“Sublet Premises”).

C. Under the terms of the Master Lease, the consent of the Master Landlord is required for the Sublease and the Master Landlord is willing to consent to the Sublease as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consent. Master Landlord consents to the subletting of the Sublet Premises to Subtenant under the terms of the Sublease, provided, however, that:

(a) Such consent by Master Landlord will not release or discharge Tenant of its obligations or alter the primary liability of Tenant to pay the rent and other sums and perform and comply with all of the obligations of Tenant under the Master Lease;

(b) Such consent by Master Landlord to the Sublease shall not constitute a consent to any subsequent subletting or assignment;

(c) In the event of any default of Tenant under the Master Lease, Master Landlord may proceed directly against Tenant, or any one liable under the Master Lease or the Sublease without first exhausting Master Landlord’s remedies against any other person or entity liable thereon to Master Landlord;

(d) Such consent shall not operate to obligate Master Landlord to any of the terms, covenants or conditions of the Sublease as between Tenant and Subtenant, and Master Landlord shall not be bound thereby;

(e) Such consent shall not be deemed or operate as a consent to or approval or ratification by Master Landlord of any specific provisions of the Sublease or as a representation or warranty by Landlord, or cause Master Landlord to be estopped or bound in any way by any of the provisions of the Sublease;

(f) Such consent shall not operate to extend the term of the Master Lease beyond its present expiration date, even if the Sublease may purport to be for a longer term;

(g) Such consent shall not be construed to modify, waive or affect any of the terms, conditions, provisions or agreements of the Master Lease, or to waive any breach thereof, or any of the rights as Master Landlord thereunder, or to enlarge or increase the obligations of Master Landlord thereunder;

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(h) Such consent shall not be deemed or construed to make Subtenant a third party beneficiary of the provisions of the Master Lease, or create or permit any direct right of action by Subtenant against Master Landlord for breach of the covenant of quiet enjoyment or any other covenant of Master Landlord under the Master Lease; and

(i) Tenant shall be liable for the payment of all bills rendered by Master Landlord for charges incurred by Subtenant for services and materials supplied to the Sublet Premises. In addition, Master Landlord’s consent is conditioned upon and by its acceptance of this consent, Tenant hereby agrees to reimburse Landlord as additional rent for Landlord’s reasonable costs and attorneys’ fees incurred in conjunction with the processing and documentation of this consent (not to exceed $1,500.00, subject to the terms of the Master Lease).

2. Subordination. The Sublease is and shall be at all times subject and subordinate to the Master Lease, and any and all changes, modifications or amendments thereto or agreements to terminate early, which may be done without the approval or consent of Subtenant. Subtenant acknowledges and agrees that the term of the Sublease shall automatically terminate upon the termination of the Master Lease for any reason whatsoever, including, without limitation, the termination of the Master Lease prior to the expiration of the term thereof pursuant to a written agreement by and between Master Landlord and Tenant. Notwithstanding any provision to the contrary in the Sublease or in any other agreement, Subtenant acknowledges that it shall have no right and there shall not be vested in Subtenant any right to exercise rights of first refusal, options, or other similar preferential rights, if any, given to Tenant under the Master Lease. Tenant acknowledges that if Subtenant fails to timely vacate and surrender the Sublet Premises to Master Landlord in the condition provided for in the Master Lease on or prior to the expiration of the term of the Master Lease, then the same shall be deemed a failure to surrender by Tenant and governed by the terms of the Master Lease, including without limitation Section 33.2 thereof.

3. Assignment of Sublease and Default.

(a) Assignment of Sublease. Tenant hereby assigns and transfers to Master Landlord Tenant’s interest in the Sublease and all rentals and income arising therefrom, subject however, to terms of section 3(b) below.

(b) License to Collect Sublease Rents. Master Landlord, by executing this document to evidence its consent to this Sublease, agrees that until any default shall occur in the payment of any sum or in the performance of any obligations of Tenant under the Master Lease, Tenant may receive, collect and enjoy the rents accruing under the Sublease. However, if Tenant shall default in the payment of any sum or in the performance of its obligations to Master Landlord, then Master Landlord may, at its option and in addition to all other rights and remedies available under the Master Lease, at law or in equity, receive and collect, directly from Subtenant, all rent and other sums owing and to be owed under the Sublease, and all rents and other sums received and collected by Master Landlord from Subtenant or otherwise shall be applied against Tenant’s obligations under the Master Lease. Master Landlord shall not be deemed liable to Subtenant for any failure of the Tenant to perform and comply with Tenant’s obligations to Subtenant by reason of this assignment of the Sublease nor by reason of the collection of the rents or other sums from the Subtenant. Upon any such default and if Master Landlord has elected an assignment as provided in Section 3(d)(2) below, Master Landlord may also require that any security deposit paid by Subtenant to Tenant be paid by Tenant to Master Landlord, and Master Landlord shall hold such amount as an additional security deposit under the terms of the Master Lease.

(c) Authorization to Direct Sublease Payments. Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt of any written notice from the Master Landlord stating that a default exists (after notice and the expiration of the applicable cure period in the Master Lease) in the performance of Tenant’s obligations under the Master Lease, to pay to Master Landlord the rents and other sums due and to become due under the Sublease. Tenant agrees that Subtenant shall have the right to rely upon any such

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statement and request from Master Landlord, and that Subtenant shall pay such rents and other sums to Master Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice or claim from Tenant to the contrary. Tenant shall have no right or claim against Subtenant for any such rents so paid by Subtenant. Master Landlord agrees to apply any such payments to Tenant’s obligations under the Master Lease.

(d) Master Landlord’s Default Options. It is agreed by all parties hereto that, in the event a default occurs under the Master Lease, beyond any applicable cure period that applies to such default or if the Master Lease is terminated due to any bankruptcy or insolvency by Tenant or otherwise, then, regardless of anything to the contrary contained in the Sublease, Master Landlord, in addition to any other rights and remedies available under the Master Lease, this Agreement, at law or in equity, may also at its sole option elect any one or more of the following:

(1) pursue any right contained in the Master Lease or under applicable law, including without limitation, the termination of the Master Lease and, in such event, the Sublease shall automatically terminate simultaneously with the Master Lease; or

(2) elect to have Subtenant attorn to Master Landlord under the terms of the Sublease, in which event Master Landlord shall be deemed to have assumed Tenant’s position under the Sublease and Subtenant shall attorn to Master Landlord and be bound to Master Landlord under all the terms, covenants and conditions of the Sublease for the balance of the Sublease term and any extensions or renewals thereof which may then or later be in effect, all with the same force and effect as if Master Landlord had been the original “Sublandlord” under the Sublease. Any such attornment, if elected by Master Landlord, shall be effective and self-operative without the execution of any further instruments. Notwithstanding any attornment as provided above, in no event shall Master Landlord be liable for (i) the return of any security deposit paid by Subtenant to Tenant (except to the extent provided in Section 3(b) of this Agreement where Master Landlord may require that the security deposit made by Subtenant to Tenant be paid to and held by Master Landlord and such security deposit is actually paid to and collected by Master Landlord), nor shall Subtenant be given credit for any prepaid rental or other monetary consideration paid by Subtenant to Tenant under the Sublease; (ii) any other claim or damage of any kind or nature whatsoever by reason of or in connection with Master Landlord’s election; and/or (iii) any default of Tenant under the Sublease, (iv) obligated to perform or pay for the build-out of or improvements to the Premises, or (v) bound by any amendment to the Sublease not consented to by Master Landlord, in writing.

(e) Changes in the Sublease. No change, modification, cancellation or surrender shall be made to the Sublease without consent of Master Landlord, which may be exercised in its sole and absolute discretion.

4. Representations and Warranties. Tenant represents and warrants to Master Landlord (which representations and warranties shall survive the execution and delivery of this Agreement) that: (a) there exist no amendments, modifications, or extensions of or to the Master Lease, and the Master Lease is in full force and effect; and (b) to Tenant’s knowledge, there exists no defense or offset to enforcement of the Master Lease by Master Landlord against Tenant; and (c) to Tenant’s knowledge, (i) Master Landlord is not in default or breach in the performance of the Master Lease and no event has occurred which, with the passage of time, or the giving of notice, or both, would constitute a default or breach by Master Landlord.

Tenant and Subtenant each represents and warrants to Master Landlord (which representations and warranties shall survive the execution and delivery of this Agreement) that: (1) attached to this Agreement as Exhibit A is a true and correct copy of the Sublease and there exists no amendment, modification or extension of or to the Sublease; and (2) there is no additional payment of rent or consideration of any type payable by Subtenant to Tenant with regard to the Sublet Premises other than as disclosed in the Sublease.

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5. Indemnity and Insurance. Subtenant hereby assumes, with respect to Master Landlord, all of the indemnity and insurance obligations of the Tenant under the Master Lease with respect to the Sublet Premises, provided that the foregoing shall not be construed as relieving or releasing Tenant from any such obligation.

6. Brokerage. Tenant and Subtenant each covenant and agree that, under no circumstances shall Master Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease, and Tenant and Subtenant each jointly and severally agree to indemnify, defend and hold Master Landlord harmless from and against same and against any cost or expense (including, but not limited to, attorneys’ fees) incurred by Master Landlord in resisting any claim for any such brokerage commission.

7. Alterations. Tenant and Subtenant understand and acknowledge that Master Landlord’s consent hereto is not a consent to any improvement or alteration or work to be or being performed in the Leased Premises or Sublet Premises, that Master Landlord’s consent must be separately sought if and to the extent provided in the Master Lease.

8. Assignment and Sub-Subletting. Subtenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber the Sublease or any interest therein, (2) assign or transfer the Sublease or any interest therein, sub-sublet the Sublet Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and agents of Subtenant excepted) to occupy or use the Sublet Premises, or any portion thereof, without first obtaining the written consent of Master Landlord, pursuant to the terms of Section 21 of the Master Lease.

9. Miscellaneous.

9.1 Successors and Conflicts. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns. If there is any conflict between any term or provision of this Agreement and any term or provision of the Sublease, the terms and provisions of this Agreement shall govern.

9.2 Confirmation. Tenant acknowledges and agrees that: (a) Tenant is in sole possession of the Leased Premises demised under the Master Lease other than the Sublet Premises to be sublet to Subtenant pursuant to the Sublease; (b) all work, improvements and furnishings required by Master Landlord under the Master Lease have been completed and accepted by Tenant; and (c) all free rent and any other concession required under the Master Lease have been granted, used and otherwise satisfied.

9.3 Counterparts. This Agreement may be executed in multiple counterparts, including any facsimile or electronic version of same, each of which shall be deemed an original and all of which shall constitute a single instrument, and shall be effective upon execution of one or more of such counterparts by each party hereto. Any facsimile or other electronic signature shall constitute a valid and binding method for executing this Lease. Executed counterparts of this Lease exchanged by facsimile transmission or other electronic means shall be fully enforceable.

9.4 Authority. Each party represents and warrants to the other that it is duly authorized to enter into this Agreement and perform its obligations without the consent or approval of any other party and that the person signing on its behalf is duly authorized to sign on behalf of such party.

9.5 Attorneys’ Fees: If any party commences an action against any of the parties arising out of or in connection with this Consent, the prevailing party or parties shall be entitled to recover from the losing party or parties reasonable attorneys’ fees and costs of suit.

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9.6 Bonus Rent. Subject to and in accordance with Section 21.9(b) of the Master Lease, Tenant is obligated to pay to Master Landlord fifty percent (50%) of any sublease profit (the “Bonus Rent”). Based on the Sublease attached hereto, Tenant represents and warrants to Master Landlord that no (i.e., $0.00) Bonus Rent is due to Master Landlord. Such amount is subject to retroactive adjustment if incorrectly stated herein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TENANT:

ACCESIA, INC.,
a Virginia corporation

By:	/s/ Dana A. Kuhn
Name:	Dana A. Kuhn Ph.D
Its:	Chairman of the Board

SUBTENANT:

TOBIRA THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Andrew A. Hindman
Name:	Andrew A. Hindman
Its:	President & CEO

MASTER LANDLORD:

DWF III GATEWAY, LLC, a Delaware limited liability company

By:	Divco West Real Estate Services, Inc., A Delaware corporation Its Agent

	By:	/s/ Steve Novick
	Name:	Steve Novick
	Its:	Authorised Signature

EXHIBIT A

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COPY OF THE SUBLEASE

(attached)

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EXECUTION VERSION

SUBLEASE AGREEMENT

This Sublease Agreement (this “Sublease”) is dated as of October 22, 2013, by and between Accesia, Inc., a Virginia corporation (hereinafter referred to as “Sublandlord”), and Tobira Therapeutics, Inc., a Delaware corporation (hereinafter referred to as “Subtenant”).

I. BACKGROUND

1.01 Pursuant to that certain Office Lease dated November 13, 2012, by and between DWF III Gateway, LLC, a Delaware limited liability company, as landlord (“Landlord”), and Sublandlord, as tenant, (the “Lease”), Sublandlord leases approximately 7,038 square feet of Rentable Area in Suite 200 (“the Premises”) of that certain office building located at 701 Gateway Boulevard, South San Francisco, CA (the “Building”). All capitalized terms used but not defined herein shall have the meanings given to such terms in the Lease.

1.02 Subtenant has requested and proposed to Sublandlord, and Sublandlord has agreed, that Subtenant be permitted to sublease the Premises, as more particularly identified on Exhibit A attached hereto and incorporated by reference into this Sublease, on the mutual terms and conditions set forth in this Sublease.

NOW, THEREFORE, in consideration of the Premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

II. SUBLEASE TERMS

2.01 Grant of Premises.

(a) Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises for the period of time and otherwise on the terms and conditions set forth in this Sublease. Sublandlord and Subtenant hereby agree and stipulate that for all purposes of this Sublease, including but not limited to the calculation of Rent, the Premises shall be deemed to comprise seven thousand and thirty eight (7,038) square feet of Rentable Area.

(b) Subtenant shall have the exclusive right to utilize all existing filing cabinets, furniture, fixtures, cables, wiring, and equipment currently located within Premises which Sublandlord has left therein (collectively, “Sublandlord’s FF&E”) as set forth on Exhibit B hereto, at no cost during the Sublease Term (as defined below). Subtenant acknowledges and agrees that Sublandlord’s FF&E is owned by Sublandlord and is being provided solely for Subtenant’s use and enjoyment during the Sublease Term. Subtenant represents and warrants that it has examined Sublandlord’s FF&E and agrees to accept it in its then “as is” and “where-is” condition and that Sublandlord has no obligation to refinish, maintain, repair or replace any of Sublandlord’s FF&E. Sublandlord has not made and does not make any representations or warranties as to the condition, usability or any other matter or condition affecting Sublandlord’s FF&E and shall have no responsibility with respect thereto. Sublandlord and Subtenant acknowledge and agree that Subtenant will supply its own computers, servers, telephone equipment and printers. If Subtenant exercises its Extension Option hereunder, then Subtenant shall purchase the Sublandlord’s FF&E at the end of the Extension Term at a cost of ten dollars ($10.00) and agrees to remove all of Sublandlord’s FF&E from the Premises as required under Section 2.18 hereof. If Subtenant does not exercise its Extension Option hereunder, the Subtenant shall return Sublandlord’s FF&E to Sublandlord on the Expiration Date in the same condition it was in as of the Commencement Date. Notwithstanding anything to the contrary above, Subtenant hereby acknowledges and agrees that certain of the existing cabinets, furniture, fixtures, and equipment currently located within the conference room of the Premises are owned by the Landlord and shall not be subject to the rights granted to Subtenant or the obligations of Subtenant to remove such furniture, fixtures and equipment under this Section 2.01(b).

(c) Subtenant shall also be allowed to use any interior or exterior areas of the Building made available by Landlord from time to time for Subtenant’s use or for the use of all tenants (collectively, the “Common Areas”) on the terms and conditions set forth in the Lease.

2.02 Term of Sublease.

(a) The term of this Sublease (the “Sublease Term”) shall commence on the later of (i) November 15, 2013, or (ii) fifteen (15) days following the date that Landlord has issued its written consent to this Sublease (the “Commencement Date”). Unless sooner terminated as provided in this Sublease, the Sublease Term shall expire on the two hundred and seventieth (270th) day following the Commencement Date (the “Initial Expiration Date”). The Sublease Term and the Expiration Date are subject to the Extension Option set forth in Section 2.02(c) and, if Subtenant exercises (or is deemed to have exercised) its Extension Option hereunder, then the “Sublease Term” shall be modified so that the Sublease Term includes the Extension Term. The term “Expiration Date” shall mean the Initial Expiration Date unless the Subtenant exercises (or is deemed to have exercised) its Extension Option hereunder, in which case the “Expiration Date” shall mean January 31, 2017.

(b) If for any reason Sublandlord cannot deliver possession of the Premises to Subtenant on or before November 15, 2013 as currently contemplated by the parties, Sublandlord shall not be subject to any liability therefor, nor shall Sublandlord be in default hereunder nor shall such failure affect the validity of this Sublease, and Subtenant agrees to accept possession of the Premises at such time as Sublandlord is able to deliver the same, which date shall then be deemed the Commencement Date.

(c) Tenant shall have the option (the “Extension Option”) to extend the Sublease Term until January 31, 2017 (which is the expiration date of the Lease) (the “Extension Term”) subject to the terms, covenants and conditions contained herein:

i. The Extension Option granted herein is with respect to, and must be exercised by Subtenant with respect to, all of the Premises.

ii. Subtenant may decline to exercise the Extension Option by giving written notice to Sublandlord (the “Rejection Notice”) that it has elected not to extend the Sublease Term not more than one hundred and twenty (120) days nor less than ninety (90) days prior to the Initial Expiration Date. If Subtenant fails to give Sublandlord a Rejection Notice by the ninetieth (90th) day prior to the Initial Expiration Date, then the parties hereby acknowledge and agree that Subtenant’s failure to provide the Rejection Notice shall be deemed to constitute Subtenant’s irrevocable election to exercise the Extension Option provided under this Section 2.02(c) and the Sublease Term shall be automatically extended until the expiration of the Extension Term. Without limiting any of the other provisions in this Sublease, the Parties hereby acknowledge and agree that if Subtenant delivers a Rejection Notice to Sublandlord within the timeframe required hereunder, then thereafter, Sublandlord and Sublandlord’s representatives may enter the Premises upon 24 hours prior notice during business hours for the purpose of showing the Premises to prospective tenants during the final ninety (90) days of the Sublease Term.

iii. It shall be a condition to the effective exercise of this Extension Option that there exist no Event of Default and that this Sublease be in full force and effect, both on the date Sublandlord receives a written notice regarding Subtenant’s election to exercise the Extension Option (or on the ninetieth (90th) day prior to the Initial Expiration Date if no written notice is sent) and on the date the Extension Term is to commence.

iv. The Base Rent during the Extension Term shall be adjusted as follows (the first 9 months of the initial Sublease Term are not included below since Base Rent during the first nine (9) months of this Sublease is set forth in Section 2.03(a) below):

Months	Base Rent Amount
10-24	$2.68 per rentable sq. ft. or $18,861.84 per month
25-36	$2.76 per rentable sq. ft. or $19,424.88
37 – Expiration Date	$2.84 per rentable sq. ft. or $19,987.92

2.03 Rent.

(a) Commencing on the Commencement Date and on the first (1st) day of each month thereafter and continuing until the Initial Expiration Date, Subtenant shall pay to Sublandlord, for the use of Premises, annual “Base Rent” at a rate of Two Dollars and Sixty Cents ($2.60) per square foot of Rentable Area, for a total monthly amount of Eighteen Thousand Two Hundred Ninety Eight Dollars and Eighty Cents ($18,298.80).

(b) Subtenant shall pay as “Additional Rent” any late fees and charges, Excess Utility Costs, Special Cleaning Services Charges or other charges owed by Subtenant under this Sublease. The Parties hereby acknowledge and agree that notwithstanding anything herein to the contrary, in no event shall the Additional Rent payable by Subtenant hereunder be deemed to include Tenant’s Proportionate Share of any increases in Insurance Costs, Operating Costs and/or Taxes as contemplated under Section 6.2 of the Lease and Sublandlord shall remain solely responsible for all such costs. In the event any of the Lease Provisions that are incorporated into this Sublease contain references to Tenant’s Proportionate Share of Operating Costs and/or Taxes, such language shall be disregarded and deemed inapplicable to Subtenant’s obligations under this Sublease.

(c) Base Rent, Additional Rent and all other amounts payable by Subtenant hereunder (collectively, “Rent”), shall be paid by Subtenant in United States legal tender, without any set-off or deduction whatsoever, to Sublandlord at the following address: Accesia, Inc. c/o The Phillips Organization, 3924 Cleveland Avenue NW, Canton, Ohio 44709, or to such other party or such other place as Sublandlord may from to time designate in writing to Subtenant.

(d) Base Rent for each month during the Sublease Term shall be due and payable in advance, on or before the first (1st) day of each month, without demand and without any set-off or deduction whatsoever. If Base Rent, Additional Rent, or any other sums payable by Subtenant to Sublandlord hereunder are not paid by Subtenant when such payment is due, Subtenant shall pay Sublandlord interest and late charges on all overdue amounts as provided in Sections 33.8 and 33.9 of the Lease. Notwithstanding the foregoing, Sublandlord will not assess a late charge until Sublandlord has given written notice of such late payment for the first late payment in any twelve (12) month period and after Subtenant has not cured such late payment within three (3) days from receipt of such notice. No other notices will be required during the following twelve (12) months for a late charge to be incurred. Rent for any partial month during the Sublease Term shall be prorated by dividing the number of days in such month that fall within the Sublease Term by the total number of calendar days in such month. Concurrently with the execution of this Sublease, Subtenant shall pay Sublandlord Base Rent for the first month of this Sublease.

2.04 Sublease is Subject to Lease.

(a) It is understood and agreed that the interest of Sublandlord under this Sublease and in the Premises is solely as tenant under the Lease, and that this Sublease and Subtenant’s rights and Sublandlord’s obligations hereunder are subject and subordinate to the Lease in all respects. In the event that the Lease shall be terminated for any reason, this Sublease shall terminate and Sublandlord shall have no obligation or liability to Subtenant, whether for the corresponding termination of this Sublease, the dispossession of Subtenant from Premises, or otherwise. Subtenant has received a copy of the Lease and hereby represents and warrants that it has read it and understands all of the provisions therein. Notwithstanding the foregoing, Sublandlord shall not amend, modify or voluntarily terminate the Lease without the prior written consent of Subtenant which may be withheld in Subtenant’s sole discretion; provided, however, that Subtenant shall allow for a mutual termination of the Lease between Landlord and Sublandlord if Landlord concurrently agrees to enter into a direct lease with Subtenant for the Premises on terms substantially similar as those set forth herein.

(b) If any term or provision of this Sublease conflicts with any term or provision of the Lease, the terms of this Sublease shall govern with respect to Sublandlord and Subtenant only. All of the terms and conditions contained in the Lease as they may apply to Premises and that constitute obligations of the tenant under the Lease are incorporated herein by this reference and shall be terms and conditions of this Sublease (with each reference therein to

“Landlord” “Tenant”, “Leased Premises” and “Lease” to be deemed to refer to Sublandlord, Subtenant, the Premises and Sublease respectively, as appropriate), except for the following provisions of the Lease: Article 1 (except Sections 1.4, 1.5, 1.6 and 1.16), Sections 4.2, 4.3, 4.4, 4.5, Article 5, Sections 6.2 and 6.3, Article 8, Sections 14.4. 19.3, 19.5, 21.4(b), 21.4(c), 21.4(f), 21.4(h), 28.1, 33.7, 33.21, 33.25 and Exhibits C, D, and G and the Right of First Offer under Section 3 of Exhibit F. The foregoing incorporation of the Lease, along with all of the terms and conditions set forth in this Sublease, shall constitute the complete terms and conditions of this Sublease (the provisions of the Lease which Subtenant shall be responsible for performing pursuant to the provisions of this Sublease being herein referred to as the “Lease Provisions”). Sublandlord expressly reserves all remedies reserved to Sublandlord, as tenant under the Lease, including, without limitation, the Lease Provisions.

(c) Notwithstanding anything to the contrary in the Lease Provisions, Subtenant shall not be required to disclose any financial statements to Sublandlord or Landlord unless and until such party executes and delivers a commercially reasonable non-disclosure agreement.

(d) Notwithstanding anything to the contrary in the Lease Provisions, upon termination of this Sublease, Subtenant agrees that it shall not remove from Premises any of Landlord’s furniture, fixtures or equipment, which shall remain the property of Landlord.

(e) Sublandlord shall afford Subtenant the benefit of the rights to the services and utilities which Landlord supplies to the Premises under the Lease (including, without limitation, the services contemplated by Sections 3.4 and 18.1 and Article 11); provided, however, that Sublandlord shall have no obligation or liability with respect to Landlord’s performance or non-performance of any of Landlord’s obligations under the Lease and the sole obligation of the Sublandlord shall be (i) to give notice to Landlord of any nonperformance by Landlord when Sublandlord receives written notice of such non-performance from Subtenant and (ii) to use commercially reasonable efforts to procure performance by Landlord; provided, further, however that Sublandlord shall have no obligation to Subtenant to threaten or commence any litigation or enforcement of formal remedies against Landlord. Notwithstanding the foregoing, if despite such commercially reasonable efforts by Sublandlord to procure the performance by Landlord, Landlord remains in default of its obligations under the Lease, upon the written request of Subtenant, Sublandlord shall assign to Subtenant the right on behalf of Sublandlord to peruse all claims at law or in equity against Landlord at Subtenant’s sole cost and expense.

(f) Subtenant agrees to assume, be bound by and to perform every term, provision, covenant and condition, imposed upon Sublandlord by the Lease Provisions that are incorporated herein pursuant to Section 2.04(b), in accordance with this Sublease. All such obligations of Subtenant shall be for the benefit of, and shall be enforceable by, Sublandlord and/or Landlord. Subtenant agrees not to take or omit (or to permit to be taken or omitted) any action in violation of the terms and conditions of the Lease Provisions as they relate to Premises or any Common Areas. Subtenant shall promptly deliver to Sublandlord copies of any notices received by Subtenant with reference to Premises. Notwithstanding the foregoing, Subtenant shall not be responsible for any obligation of Sublandlord pursuant to the Lease which was required to be performed by Sublandlord prior to the Commencement Date and Subtenant shall not be responsible to indemnify Sublandlord or Landlord for any claims occurring prior to the Commencement Date or to repair and damage or remove any alterations which may exist in the Premises prior to the Commencement Date (unless such claims, damage or obligations arise or relate to actions taken by Subtenant or any Subtenant Party during the Early Occupancy Period).

(g) Whenever in the Lease a time is specified for the giving of any notice or the making of any demand by the tenant thereunder, such time is hereby changed, for the purpose of this Sublease only, by adding two (2) business days thereto and whenever in the Lease a time is specified for the giving of any notice or the making of any demand by the Landlord, such time is hereby changed, for the purpose of this Sublease only, by subtracting two (2) business days therefrom; provided, however, in no event shall Subtenant have less than three (3) business days and at no time shall Subtenant have less than thirty (30) days to make a payment upon receipt of invoice unless such payment is due directly to Landlord and the Lease provides for a shorter period of time in which case such payment shall be due to Landlord in such time as provided in the Lease. It is the purpose and intent of the foregoing provisions to provide Sublandlord with time within which to transmit to Landlord any notices or demands received from Subtenant and to transmit to Subtenant any notices or demands received from Landlord.

(h) To the extent Sublandlord is required to subordinate the Lease and/or this Sublease to any present and future ground or underlying leases of the land on which the Building is located and to the lien of any mortgages or trust deeds now and hereafter in force against the land on which the Building is located or the Building and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security thereof, Subtenant agrees to cooperate with Sublandlord regarding such subordination and to subordinate this Sublease as and to the extent required by Landlord.

(i) As an inducement to Subtenant to enter into this Sublease, Sublandlord represents and warrants that (i) the Lease is in full force and effect; (ii) it has neither received nor delivered to Landlord a notice of default under the Lease; or (iii) to Sublandlord’s actual knowledge, there is no event which, with the giving of notice or passage of time or both, could constitute such a default or event of default.

(j) Notwithstanding Article 18 of the Lease, Sublandlord shall have no right to terminate this Sublease in the event of a casualty unless the Lease is terminated pursuant to Article 18 thereof.

2.05 Use of Premises. Subtenant shall use Premises only for general office and administrative purposes but for no other use (“Subtenant’s Use”), all in compliance with the terms and conditions of the Lease.

2.06 Condition of Premises Upon Delivery. Sublandlord shall deliver the entirety of Subtenant’s Space to Subtenant in broom clean condition on the Commencement Date. Other than the foregoing, Subtenant has had the opportunity to inspect the Premises prior to the date of this Sublease and hereby accepts the Premises in its “As-Is” condition as of the Commencement Date of this Sublease, “with all faults” and subject to all reasonable wear, tear and other changes in condition that may occur between the execution of this Sublease and the Commencement Date. Sublandlord makes no representations or warranties whatsoever as to the condition, adequacy or sufficiency of Premises or the Building, any improvements or furnishings therein or on the real estate of which they constitute a part, or any part thereof, for Subtenant’s present or future operations. Sublandlord shall have no obligation to render or supply any work, labor, services, materials, fixtures, equipment, decorations or other items whatsoever to make Premises ready or suitable for Subtenant’s occupancy; nor shall Sublandlord be liable for any defect in Premises (whether latent or patent) or for any limitation on the use of Premises; provided, however, Sublandlord shall remain liable for its obligations under the Lease which have become the obligations of Subtenant under this Sublease up until the Commencement Date. Notwithstanding anything to the contrary, Sublandlord represents and warrants to Subtenant that, as of the Commencement Date, all improvements in the Premises and all building systems servicing the Premises shall be in good operating condition and repair. Such improvements and building systems shall include, without limitation, ceiling, walls, windows, doors, door locks, access systems, mechanical systems, electrical, plumbing, life safety systems, lighting and floor coverings. Subtenant acknowledges and agrees that Sublandlord will be removing all network servers from the Premises prior to the Commencement Date. Pursuant to California Civil Code Section 1938, Sublandlord hereby notifies Subtenant that as of the date of this Sublease, the Premises have not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53.

2.07 Insurance.

(a) Subtenant shall, as to Premises, at all times during the Sublease Term and at Subtenant’s own cost and expense, obtain and maintain the insurance required to be maintained by Sublandlord pursuant to Articles 15 and 16 of the Lease. Such policies of insurance shall name Sublandlord and Landlord as additional parties insured thereunder or additional payees (as applicable), and Subtenant shall deliver to Sublandlord certificates of such insurance as proof of coverage within thirty (30) days after the execution of this Sublease by all parties, and thereafter as may be reasonably required by Sublandlord or Landlord; provided however, Subtenant shall not be obligated to provide a certificate of insurance until at least ten (10) days prior to the expiration of such policy. Insurance maintained by Subtenant under this Sublease shall be primary to insurance carried by Sublandlord or Landlord.

(b) Each casualty, fire and extended coverage or all-perils insurance policy required under this Sublease shall contain a clause in which the underlying insurance carrier waives all rights of subrogation against Sublandlord and Landlord with respect to losses payable under such policies, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. Subtenant hereby waives all rights of subrogation against Sublandlord to the extent either this Sublease or the Lease provides such waivers by Sublandlord for the benefit of Landlord. Since the waiver of subrogation in the Lease is mutual, then this waiver is deemed mutual in this Sublease. By this paragraph, Sublandlord and Subtenant intend that the risk of loss or damage be borne by Subtenant’s insurance carriers and Subtenant shall look solely to and seek recovery from only its insurance carriers in the event a loss is sustained for which insurance is required under this Sublease.

(c) All personal property belonging to Subtenant or to any other person located in or about Premises shall be at the sole risk of Subtenant or such other person, and Subtenant acknowledges and agrees that neither Sublandlord nor its employees or agents shall be liable for any theft or misappropriation of, or damage or injury to, such property.

(d) Subtenant shall comply with all applicable laws (including, without limitation, all applicable fire codes and rules and regulations of Landlord’s and Sublandlord’s fire insurance underwriters) and all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Premises which may be prohibited by law, may be dangerous to person or property, or may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If by reason of the failure of Subtenant to comply with the provisions of this Section 2.07(d), any insurance coverage is jeopardized or insurance premiums are increased, Sublandlord shall have the option either to terminate this Sublease or to require Subtenant to make immediate payment of this increased insurance premium.

(e) If Subtenant fails to maintain any insurance which Subtenant is required to maintain pursuant to this Section 2.07, Subtenant shall be liable to Sublandlord for any loss or costs resulting from such failure to maintain. Subtenant may not self-insure against any risks required by this Sublease to be covered by insurance.

(f) Sublandlord makes no representation that the limits of liability specified to be carried by Subtenant under this Section 2.07 are adequate to protect Subtenant. In the event Subtenant believes that any insurance coverage required by this Sublease is insufficient, Subtenant shall provide, at its own expense, such additional insurance as Subtenant deems adequate.

(g) Subtenant shall require each of its contractors and trades people to carry insurance in amounts and standards specified in this Section 2.07 or as Sublandlord or Landlord may from time to time reasonably require, from insurance companies licensed to do business in the State of California.

(h) Subtenant shall immediately furnish Sublandlord with a copy of any written notice received, and a written summary of any oral notice received, from any governmental or quasi-governmental authority, insurance company, inspection bureau or any other third party as it relates to Premises.

2.08 Maintenance and Repairs.

(a) Subtenant shall be responsible for and shall pay all maintenance and repairs as to Premises to the extent Sublandlord is obligated to Landlord to perform such maintenance and repairs under the Lease. Sublandlord shall have no duty to perform any obligations of Landlord which are, by their nature, the obligations of an owner or manager of real property, provided however, that Sublandlord shall reasonably cooperate with Subtenant in the enforcement of such Landlord obligations under the Lease as required under Section 2.04(e) above. Sublandlord shall have no responsibility for or be liable to Subtenant for any default, failure or delay on the part of Landlord in the performance or observance by Landlord of any of its obligations under the Lease, nor shall such default by Landlord affect this Sublease or waive or defer the performance of any of Subtenant’s obligations under this Sublease except to the extent that such default by Landlord excuses performance by Sublandlord under the Lease.

2.09 Extra Services. Sublandlord hereby grants Subtenant the right to request any Special Cleaning Service, excess electrical current, or after hours HVAC directly from Landlord; provided, that Subtenant shall promptly inform Sublandlord on any such request and hereby agrees to pay any and all charges payable to Landlord and/or Sublandlord (as applicable) for such services under the Lease. In the event Landlord requires such request to be made by Sublandlord, promptly upon request of Subtenant forward such request to Landlord on Subtenant’s behalf.

2.10 Indemnity. Subtenant shall indemnify, defend and hold Sublandlord, Landlord, and their respective partners, affiliates, stockholders, directors, agents and employees (collectively, the “Indemnitees”) harmless from and against any and all costs, claims, demands, expenses, actions, judgments, penalties, fines, damages and liabilities (including reasonable attorneys’ fees), losses of every kind and nature to which any of the Indemnitees may be subject arising from or incurred in connection with (a) any damage to any property or any injury (including but not limited to death) to any person occurring in, on or about the Premises, Building and or Complex to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Subtenant or any of Subtenant’s agents, contractors, employees, licensees or business invitees (collectively, the “Subtenant Parties”); (b) the conduct or management of any work or thing whatsoever done by the Subtenant in or about the Premises or from transactions of the Subtenant concerning the Premises; (c) Subtenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the use of the Premises or its occupancy; (d) any violation or alleged violation by Subtenant or any Subtenant Party of any of the requirements, ordinances, statutes, regulations or other laws referenced in Article 10 of the Lease, including, without limitation, the Environmental Laws; (e) any breach of the provisions of Article 10 of the Lease by Subtenant or any of Subtenant’s Parties; (f) any Hazardous Use by Subtenant or any of Subtenant’s Parties on, about or from the Premises of any Hazardous Material approved by Sublandlord under this Sublease; or (g) any other breach or default on the part of Subtenant in performance of any covenant or agreement on the part of the Subtenant to be performed pursuant to this Sublease; provided, however, the foregoing indemnity shall not be applicable to the extent any claims arise out of or are attributable to the gross negligence or willful misconduct of Sublandlord. Without limiting the foregoing, Subtenant’s obligations under this Section 2.10 shall cover any and all Losses (as such term is defined in Section 10.4 of the Lease) incurred by Sublandlord that are in any way related to any matter covered by the foregoing indemnity. The provisions of this Section 2.10 shall survive the termination of this Sublease with respect to any claims or liability accruing prior to such termination.

2.11 Security Deposit.

(a) Payment on Sublease Execution. Subtenant shall pay Sublandlord upon execution hereof the sum of Seventy Three Thousand One Hundred Ninety Five Dollars ($73,195.00) as a Security Deposit (the “Security Deposit”). Sublandlord shall not be required to (1) keep said deposit separate from its general accounts, or (2) pay interest, or other increment for its use. If Subtenant fails to pay Rent or other charges when due hereunder, or otherwise defaults with respect to any provision of this Sublease, including and not limited to Subtenant’s obligation to restore or clean the Premises following vacation thereof, and such failures or default continue beyond the applicable notice and cure period set forth herein (if any), Sublandlord may use or apply the Security deposit (or a portion thereof) for the payment of any rent or other charges in default, or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant’s default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. Sublandlord may retain such portion of the Security Deposit as it reasonably deems necessary to restore or clean the Premises following vacation by Subtenant. The Security Deposit is not to be characterized as rent until and unless so applied in respect of a default by Subtenant. Subtenant hereby waives the provisions of Section 1950.7 (excluding subsection (b)) of the California Civil Code and all other provisions of law, now or hereafter in force, which provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Subtenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Sublandlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Subtenant or any officer, employee, agent or invitee of Subtenant.

(b) Reduction of Deposit Amount. Provided that (i) no Event of Default has occurred and is then continuing, and (ii) Subtenant shall have notified Sublandlord in writing that it has closed on a recapitalization or other equity funding that results in Subtenant’s receipt of at least Ten Million Dollars ($10,000,000.00) of new capital from such equity provider and which notice shall include reasonably satisfactory evidence that Subtenant has received the required equity funding (the “Capital Event Notice”), then (i) Eighteen Thousand Two Hundred Ninety Eight Dollars and Eighty Cents ($18,298.80) of the Security Deposit shall be returned to Subtenant within thirty (30) days from the date Subtenant has provided Sublandlord with the Capital Event Notice; and (ii) if Subtenant exercises, or is deemed to have exercised, the Extension Option, then an additional Eighteen Thousand Two Hundred Ninety Eight Dollars and Eighty Cents ($18,298.80) of the Security Deposit shall be returned to Subtenant on the two hundred and seventieth (270lh) day after the Sublandlord’s receipt of the Capital Event Notice, in each case, in accordance with payment or wiring instructions to be provided by Subtenant.

(c) Restoration of Deposit. If Sublandlord elects to use or apply all or any portion of the Security Deposit as provided in this Section 2.11, Subtenant shall within ten (10) days after written demand therefor deposit with Sublandlord in cash, an amount equal to that portion of the Security Deposit used or applied by Sublandlord, and Subtenant’s failure to so do shall be a an “Event of Default” under this Sublease. The ten (10) day notice specified in the preceding sentence shall insofar as not prohibited by law, constitute full satisfaction of notice of default provisions required by law or ordinance. Should Subtenant faithfully and fully comply with all of the terms, covenants and conditions of this Sublease, within thirty (30) days following the expiration of the Sublease Term and Subtenant having vacated the Premises, the Security Deposit or any balance thereof shall be returned to Subtenant or, at the option of Sublandlord, to the last assignee of Subtenant’s interest in this Sublease.

2.12 Telecommunication Services. To the extent permitted in the Lease, Subtenant shall have the right to contract directly with telecommunications and media service providers (each a “Telecommunication Provider”) of Subtenant’s choice. Subtenant shall promptly pay and be solely responsible for the cost of such service. Sublandlord shall not be obligated to incur any expense, liability or costs in connection with any Telecommunication Provider proposed by Subtenant. Subtenant will have access and use of the existing cabling and wiring during the Sublease Term, all in accordance with the terms and provisions of this Sublease and the Lease.

2.13 Alterations and Additions. Notwithstanding any rights to make alterations or additions that Sublandlord may have under the Lease, Subtenant shall not make any alterations or additions to Premises, the electrical equipment or building systems in Premises or the Building without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed unless (i) Sublandlord is unable to obtain Landlord’s consent to such alterations or additions; or (ii) Subtenant’s request is made prior to the Initial Expiration Date; provided however, Subtenant shall be permitted to make Minor Alterations to the Premises at any point after the commencement of the Extension Term pursuant to the terms and conditions of the Lease. Subtenant shall provide Sublandlord with prior written notice of any Minor Alterations that require a building permit. Any alterations or additions to Premises permitted by Sublandlord shall be made in strict accordance with the terms of the Lease and, at the expiration or earlier termination of this Sublease, shall remain in Premises or be removed from Premises, at Subtenant’s sole cost and expense, as may be directed by Sublandlord or Landlord and in a manner consistent with the applicable provisions of the Lease.

2.14 Signage. Subject to the terms of the Lease, Sublandlord grants to Subtenant all rights to signage granted to Sublandlord under the Lease. On or prior to the Commencement Date, Sublandlord shall cooperate with Landlord and Subtenant to replace the existing signage for the Premises and to afford Subtenant the benefits conferred under Article 23 of the Lease.

2.15 Parking. Sublandlord hereby grants Subtenant the rights to use the Parking Spaces on the terms and conditions set forth in Section 3.4(c) of the Lease. Without limiting the foregoing, Subtenant shall furnish Sublandlord and Landlord with a list of employees’ vehicle license numbers within fifteen (15) days of the Commencement Date and thereafter shall notify Landlord and Sublandlord of any changes within fifteen (15) days of any such request.

2.16 Early Access. Commencing on November 1, 2013 or as soon thereafter as Landlord issues its written consent to this Sublease and ending on the Commencement Date (the “Early Occupancy Period”), Subtenant shall have the right to enter the Premises for the sole purposes of installing Subtenant’s computer equipment, phone and cabling, furniture, fixtures and other equipment. During the Early Occupancy Period, Subtenant shall enter and occupy the Premises subject to all of the terms and provisions of this Sublease, except that during such period Subtenant shall not be required to pay Base Rent or other amounts which are otherwise required to be paid by Subtenant to Sublandlord under this Sublease as long as Subtenant shall not open for business or conduct any operations from the Premises during this period.

2.17 Assignment or Subletting by Subtenant. Except for a Permitted Transfer described in Section 21.5 of the Lease, Subtenant shall not suffer a Transfer of the Leased Premises (as defined in the Lease) or any interest therein or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Sublandlord and in strict accordance with the terms and conditions of Article 21 of the Lease which is incorporated herein as if set forth in full (except for Sections 21.4(b), 21.4(c), 21.4(f), and 21.4(h) which are not incorporated herein and which shall not constitute reasons for Sublandlord’s refusal to consent to any Transfer). It shall be reasonable for Sublandlord to withhold its consent to any Transfer if Sublandlord is unable to obtain the consent of Landlord to any such Transfer if required under Article 21 of the Lease. Without limiting the incorporation of Article 21 as set forth above, and for avoidance of doubt, Subtenant shall pay to Sublandlord on a monthly basis, fifty percent (50%) of all rent, additional rent or other consideration payable by any transferee and received by Subtenant in connection with any Transfer of the Premises in excess of the Rent payable by Subtenant under this Sublease, on a per rentable square foot basis if less than all of the Premises are transferred, after deducting reasonable expenses actually incurred by Subtenant in connection therewith for (i) improvements to the Premises made and paid for by Subtenant in connection with the transfer; (ii) reasonable brokerage commissions paid by Subtenant to unaffiliated third party licensed real estate brokers in connection with such transfer; and (iii) reasonable legal fees incurred in connection with any such transfer. The amount so derived shall be paid with Subtenant’s Rent payments due hereunder.

2.18 Surrender of Premises.

(a) At Initial Expiration Date: In the event Subtenant delivers a Rejection Notice and this Sublease terminates on the Initial Expiration Date, then upon the expiration or early termination of this Sublease or Subtenant’s right to possession of Premises, Subtenant shall surrender the Premises to Sublandlord in the same condition as the Premises were in as of the Commencement Date.

(b) At End of Extension Term. In the event Subtenant exercises its Extension Option then Section 2.18(a) shall be deemed of no force and effect and, upon the expiration or early termination of this Sublease or Subtenant’s right to possession of Premises, Subtenant shall surrender the Premises to Sublandlord in the condition required by the Lease Provisions; provided, however, Subtenant shall not be required to surrender the Premises in better condition that as existed as of the Commencement Date, normal wear and tear, casualty or condemnation excepted, nor shall Subtenant be responsible to remove any alterations or improvements existing in the Premises prior to the Early Occupancy Period.

2.19 Default by Subtenant. If the Subtenant shall fail to perform or observe any of the terms, provisions, covenants or conditions of this Sublease or of the Lease Provisions, and such failure continues beyond the expiration of the notice and cure period provided in Article 24 of the Lease (an “Event of Default”), Sublandlord shall have all the rights of Landlord under the Lease and Subtenant shall be subject to all provisions with respect to a default by Tenant under the Lease. Without limiting the generality of the foregoing, Sublandlord shall have the remedy described in California Civil Code Section 1951.4 (Sublandlord may continue this Sublease in effect after Subtenant’s breach, even if Subtenant has abandoned Premises, and enforce all of Sublandlord’s rights and remedies under this Sublease, including the right to recover rent as it becomes due, if Subtenant has the right to sublet or assign, subject only to reasonable limitations). In addition to any right of Sublandlord under the Lease, upon an Event of Default by Subtenant, Sublandlord may thereafter at any time terminate this Sublease and reenter Premises, and/or require immediate payment by Subtenant of all monetary obligations of Subtenant under this Sublease based on Sublandlord’s reasonable estimation of those costs at such time. All rights and remedies of Sublandlord under this Sublease, the Lease, at law or in equity shall be cumulative, none shall be exclusive of any other, and pursuit of any one right or remedy shall not preclude pursuit of any additional rights or remedies.

2.20 Landlord Notice. This Sublease, and the rights and obligations of Subtenant under this Sublease, are subject to the condition precedent that Landlord issue its written consent to this Sublease before the Commencement Date. Sublandlord shall deliver notice to Landlord promptly after the full execution of this Sublease. At such time that Sublandlord delivers a request for consent to this Sublease, Sublandlord shall also agree to present to Sublandlord, as a courtesy, any offers provided by Subtenant regarding its desire to secure a right of first offer to expand into certain suites located in the Building; provided, that, (i) Sublandlord makes no representations or warranties regarding its ability to procure such right of first offer on Subtenant’s behalf, (ii) Sublandlord shall not be required to incur any costs, fees or expenses in connection with such request, and (iii) this Sublease shall not be conditioned in any way upon Landlord’s agreement to offer such right of first offer to Subtenant.

2.21 Notices. All notices or other communications given under any provisions of this Sublease shall be in writing and shall be deemed given when delivered in person or two (2) business days after being mailed by certified mail, return receipt requested, addressed to the intended recipient as follows, or at such other place as the intended recipient may designate for itself by a notice, conforming to the provisions of this Section 2.21, to the other party to this Sublease:

To Sublandlord:	Accesia, Inc.,
c/o Patient Services, Inc.
P.O. Box 5930
Midlothian, VA 23112
Attn: Dana A. Kuhn, Ph.D, President

With a copy to:	Nixon Peabody LLP
One Embarcadero Center, 18th Floor
San Francisco, CA 94123
Attention: John R. Garibaldi, Esq.

To Subtenant:	Before the Commencement Date:
400 Oyster Point Blvd, Suite 525
South San Francisco, California 94080
Attention: Caroline Loewy, CFO

After the Commencement Date:
The Premises
Attention: Caroline Loewy, CFO

2.22 Limitation on Sublandlord’s Liability. Sublandlord shall not be liable for any loss or damage, whether direct, indirect, consequential, or punitive, which Subtenant may claim or incur as a direct or indirect result of the unavailability, breakdown or other failure of any of the services, facilities or equipment to be provided by Sublandlord or Landlord under this Sublease, regardless of the cause of such unavailability, breakdown or failure. Except as otherwise set forth in this Sublease, Sublandlord makes no warranty, express or implied, regarding such services, facilities or equipment, nor does Sublandlord make any warranty that such services, facilities or equipment are fit for any particular purpose or merchantable; and Subtenant acknowledges that Subtenant has inspected such services, facilities and equipment and has relied only upon Subtenant’s own inspection regarding them and not on any representation made by Sublandlord concerning their performance or suitability. Without limiting the foregoing, and notwithstanding anything to the contrary in this Sublease, it is expressly understood and agreed that (a) none of the past, present or future partners of Sublandlord shall be personally liable for the payment or performance of any of Sublandlord’s duties, responsibilities, liabilities or obligations under this Sublease, and (b) no past, present or future partner of Sublandlord shall be named in any suit or other judicial proceeding of any kind or nature whatsoever brought against Sublandlord with respect to the duties, responsibilities or obligations of Sublandlord under this Sublease.

2.23 Holdover. If Subtenant remains in possession of Premises after the termination date of this Sublease, Subtenant shall indemnify and hold harmless Sublandlord for all costs and expenses incurred, including reasonable attorneys’ fees that Sublandlord may incur as a result of Subtenant’s holdover under Section 33.2 of the Lease or under any other applicable provision of the Lease. In no event shall there be any renewal of this Sublease by operation of law if Subtenant remains in possession of Premises after the expiration or early termination of the Sublease Term.

2.24 Real Estate Brokers. Sublandlord and Subtenant represent and warrant to each other that they have not dealt with any real estate broker, agent or finder in connection with this Sublease other than Cassidy Turley (“Sublandlord’s Broker”) and CRESA (“Subtenant’s Broker” and together with Sublandlord’s Broker, collectively, the “Brokers”). Sublandlord shall pay the Brokers a commission with respect to this Sublease per a separate agreement. Subtenant will indemnify, defend and hold Sublandlord harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by any finder, broker or agent other than the Brokers based on dealings with Subtenant with respect to this Sublease. Sublandlord will indemnify, defend and hold Subtenant harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by any finder, broker or agent other than the Brokers based on dealings with Sublandlord with respect to this Sublease. The provisions of this Section shall survive the expiration or earlier termination of this Sublease.

2.25 Attorneys’ Fees. Notwithstanding anything in this Sublease to the contrary, in the event of legal action between Sublandlord and Subtenant as a result of any alleged default by either party hereunder, the prevailing party shall be entitled to entry of judgment including reimbursement by the other party for reasonable attorneys’ fees and costs incurred by the prevailing party in connection with such action.

2.26 Defined Terms and References. All capitalized terms used and not otherwise defined in this Sublease shall have the respective meanings ascribed to them in the Lease. Unless otherwise expressly stated, all references to a “Section” are to the corresponding sections of this Sublease.

2.27 Entire Agreement. This Sublease contains the entire understanding of the parties with respect to the subletting of Premises to Subtenant by Sublandlord, and shall supersede all prior agreements, if any, with respect to such matter, which prior agreements are hereby deemed null and void.

2.28 Amendments to Sublease Only in Writing. This Sublease shall not be modified, amended or extended except by an instrument in writing, duly signed and delivered by authorized representatives of both Sublandlord and Subtenant.

2.29 No Recordation of Sublease. Neither this Sublease nor any memorandum or short form referring to this Sublease shall be recorded in any public record.

2.30 Condemnation Proceeds. Any compensation awarded or paid upon a total or partial taking of Premises or any Common Areas shall be awarded or paid as set forth in the Lease; provided, however, that Sublandlord shall be entitled to any award relating to the leasehold estate in the Premises, if payable to Tenant under the Lease. Notwithstanding the foregoing, Subtenant shall be entitled to receive, or prosecute a separate claim for an award for a temporary taking of Premises or a portion thereof by a condemnor where this Sublease is not terminated (to the extent such award relates to the unexpired Sublease Term), or an award separately designated for relocation expenses or the interruption of or damage to Subtenant’s business or as compensation for Subtenant’s personal property.

2.31 Covenant of Quiet Enjoyment. Sublandlord warrants and agrees that so long as Subtenant shall observe and perform the obligations imposed upon it in this Sublease, Subtenant shall at all times during the Sublease Term peacefully and quietly have and enjoy the possession and use of Premises free from interference from Sublandlord or anyone claiming by or through Sublandlord.

2.32 Entry by Sublandlord. Sublandlord reserves the right at all reasonable times to enter Premises upon not less than twenty-four (24) hours prior notice and during business hours; except in cases of emergency, in which case, Sublandlord may enter the Premises at any time and shall endeavor to provide Subtenant with notice prior to entry.

2.33 Captions and Headings. The titles or headings of the various sections and paragraphs of this Sublease are intended solely for convenience of reference and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Sublease.

2.34 Counterparts. This Sublease may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto

[SIGNATURES TO FOLLOW]

EXECUTION VERSION

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease Agreement effective as of the day and year first above written.

Subtenant:		Sublandlord:

Tobira Therapeutics, Inc.,		Accesia, Inc.,
a Delaware corporation		a Virginia corporation

By:	/s/ Caroline Loewy	By:	/s/ Dana A. Kuhn
	Name: Caroline Loewy		Name: Dana A. Kuhn, Ph.D
	Title: EVP / CFO		Title: Chairman of the Board

Signature Page to Sublease

EXHIBIT A

PREMISES

Exhibit B of the Lease (Floor Plan of Leased Premises) is incorporated as if fully set forth herein.

Exhibit A

EXHIBIT B

LIST OF FURNITURE AND FIXTURES TO REMAIN IN PREMISES

Item Description	Qty
Offices
L-shaped office desk	3
office filing cabinet (under desk)	3
Biege guest chairs	4
Brown guest chairs	2

Call Center Area
huddle area sofa(s)	2
huddle area coffee table	1
huddle area chairs (Brown)	2
5 seat workstation and filing cabinets	1
6 seat workstation and filing cabinets	1

Reception/Lobby
lobby sofa	1
lobby chair(s)	2
lobby coffee table	1

Kitchen
Refrigerator (stainless french door)	1
Microwave	1
Toaster oven	1
kitchen dining table (s)	2
kitchen steel stools	10

Storage Room
Storage room work tables	2
Storage room chairs (green)	4
All storage room shelving and cabinets	9

Exhibit B